Exhibit 2.3

CONSENT, WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT
This Consent, Waiver and First Amendment to Credit Agreement (this “Amendment”) is entered into as of July 13, 2015, by and among Fortissimo Holding, B.V., a besloten vennootschap met beperkte aansprakelijkheid incorporated in the Netherlands, having its statutory seat in Amsterdam and registered with the Dutch trade register under number 22040924 (the “Dutch Borrower”), Acision Finance LLC, a Delaware limited liability company (the “U.S. Borrower”, and together with the Dutch Borrower, the “Borrowers”), Acision B.V., a besloten vennootschap met beperkte aansprakelijkheid incorporated in the Netherlands, having its statutory seat in Nieuwegein and registered with the Dutch trade register under number 34266530 (“Parent”), the lenders party to the Credit Agreement on the date hereof that constitute the Required Lenders (each as defined below) (collectively, the “Required Lenders” and individually, a “Required Lender”), Elavon Financial Services Limited, as Administrative Agent (“Administrative Agent”) and U.S. Bank Trustees Limited, as Collateral Agent (“Collateral Agent” and together with the Administrative Agent, the “Agents”).
PRELIMINARY STATEMENTS
A.    The Borrowers, Parent, the Lenders (including the Required Lenders) and the Agents are parties to that certain Credit Agreement, dated as of December 15, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
    B.    Pursuant to that certain Agreement relating to the sale and purchase of Acision Global Limited by and between Bergkamp Cooperatief U.A. and Comverse, Inc., a Delaware corporation (“Comverse”), dated as of June 15, 2015 (as amended, restated or otherwise modified from time to time in accordance with this Amendment, the “Acision Acquisition Agreement”), Comverse intends to purchase one hundred percent (100%) of the issued and outstanding shares of Acision Global Limited, the parent entity of the Parent (the “Acision Acquisition”).
C.    The Borrowers have requested that, notwithstanding anything to the contrary in any of the Loan Documents, the Agents and the Required Lenders consent to the Acision Acquisition and agree to make certain other amendments to the Credit Agreement as described herein, and the Agents and the Required Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    CONSENT AND WAIVER.
The Borrowers hereby request that the Agents and the Required Lenders (i) consent to the Acision Acquisition on the terms set forth in the Acision Acquisition Agreement and all of the documents, agreements and instruments in connection therewith (each of the foregoing as may be amended, restated or otherwise modified from time to time in accordance with this Amendment, collectively, the “Acision Acquisition Ancillary Documents” and together with the Acision Acquisition Agreement, the “Acision Acquisition Documents”), the entry by Parent and its Subsidiaries into all of Acision Acquisition Documents to which such entities are party to and the performance by the Parent and its Subsidiaries of all actions and transactions in connection therewith, in each instance solely to the extent substantially consistent with or contemplated by the terms of the Acision Acquisition Documents and in accordance with this Amendment, (ii) waive any Events of Default which may occur on the date of the consummation of the Acision Acquisition (such date, the “Acision Acquisition Closing Date”) solely as a result of the consummation of the Acision Acquisition (the “Acision Acquisition Closing”) and any rights that each Agent and the Required Lenders may have under the Loan Documents or applicable law as a result of any such Events of Default, (iii) agree that all actions taken by Parent, the Borrowers and their respective Subsidiaries in connection with the Acision Acquisition Closing which are substantially consistent with or contemplated by the terms of the Acision Acquisition Documents and in accordance with this Amendment are permitted under the Loan Documents and (iv) agree that the repayment in full of all obligations in connection with the Shareholder Debt at the Acision Acquisition Closing in an aggregate original principal amount not to exceed $95,000,000 plus accrued and unpaid or capitalized interest thereon shall be permitted under the Loan Documents (the foregoing clauses (i) through (iv), collectively, the “Consent and Waiver”). Accordingly, subject to and upon the satisfaction of the conditions precedent set forth in Section 3 below, each Agent and the Required Lenders hereby grant the Consent and Waiver. For the avoidance of doubt, subject to and upon the satisfaction of the conditions precedent set forth in Section 3 below, each Agent and the Required Lenders hereby acknowledge and agree that no Default or Event or Default or mandatory prepayment of the Obligations shall occur as a result of the Acision Acquisition Closing.
SECTION 2.    AMENDMENTS.
Upon the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

2.1.    Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:
““Acision Acquisition” means the transactions contemplated by the Acision Acquisition Documents.”
“Acision Acquisition Agreement” means that certain Agreement relating to the sale and purchase of Acision Global Limited by and between Bergkamp Cooperatief U.A. and Comverse, dated as of June 15, 2015, as amended, restated or otherwise modified from time to time.”
“Acision Acquisition Closing” means the consummation of the Acision Acquisition.”
“Acision Acquisition Documents” means the Acision Acquisition Agreement and all agreements, documents and instruments executed in connection therewith, each of the foregoing as amended, restated or otherwise modified from time to time.”
“Available Amount” means, at any time (the “Reference Date”), the sum of:
(a)    the amount of any Net Cash Proceeds from Equity Issuances, other than Equity Issuances of Disqualified Equity Interests or any Cure Amount, received by Parent or any of its Subsidiaries (or any direct or indirect parent thereof and contributed by such parent in cash to Parent or such Subsidiary) during the period from and including the Business Day immediately following the date of the Acision Acquisition Closing through and including the Reference Date; minus
(b)    the aggregate amount of any Restricted Payments made pursuant to Section 7.06(l) in reliance on the Available Amount.
“Available Amount Reference Period” means, with respect to any Reference Date, the period commencing on the date of the Acision Acquisition Closing and ending on the last day of the most recent fiscal quarter.

“Comverse” means Comverse, Inc., a Delaware corporation.
“Intercompany Transactions” means any of (i) Investments made by any Loan Party in Comverse or any of its Affiliates that is not a member of the Group, (ii) Investments made by Comverse or any of its Affiliates that is not a member of the Group in any member of the Group, (iii) Indebtedness incurred by any Loan Party in favor of Comverse or any of its Affiliates that is not a member of the Group or (iv) Indebtedness incurred by Comverse or any of its Affiliates that is not a member of the Group in favor of any member of the Group, in each case of the foregoing subclauses (i)-(iv), to the extent the agreements governing such Indebtedness or Investments, including the subordination provisions thereof (in respect of any Investment pursuant to clauses (ii) and (iii) above), or any material amendments, restatements or modifications thereto are approved in writing (which may be delivered by electronic correspondence) in advance by the Required Lenders (such approval not to be unreasonably withheld or delayed); provided, that (a) the aggregate principal amount of Intercompany Transactions at any one time outstanding under clauses (i) and (iv) shall not exceed $100,000,000, (b) immediately before and immediately after giving Pro Forma Effect to any Intercompany Transaction under clauses (i) or (iv), (1) no Default or Event of Default shall have occurred and be continuing and (2) the aggregate amount of cash and Cash Equivalents of the Loan Parties shall be at least equal to or greater than $5,000,000 and (c) if the aggregate principal amount of any Intercompany Transaction under clause (i) or (iv) exceeds $5,000,000, such Intercompany Transaction shall be evidenced by a note or other applicable instrument or security and such note, instrument or security shall be pledged to the Collateral Agent for the benefit of the Lenders pursuant to the applicable Collateral Document.
“Shared Services Agreements” means any shared services agreements entered into from time to time among one or more of the Loan Parties, on the one hand, and Comverse or one or more of its Affiliates that is not a Loan Party, on the other hand, on fair and reasonable terms substantially as favorable to any such Loan Party as would be obtainable by such Loan Party in a comparable arm’s length transaction with a Person other than an Affiliate, in each case to the extent such agreements or any material amendments, restatements or modifications thereto are approved in writing (which may be delivered by electronic correspondence) in advance by the Required Lenders (such approval not to be unreasonably withheld or delayed).”
2.2.    The defined term “Change of Control” appearing in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and shall be replaced as set forth below:
““Change of Control” means (a) for any reason whatsoever Parent shall cease to own, directly, 100% of the Equity Interests of each Borrower; (b) for any reason whatsoever Comverse shall cease to directly or indirectly own 100% of the Equity Interests of Parent; or (c) for any reason whatsoever, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date of the Acision Acquisition Closing) other than Comverse shall beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date of the Acision Acquisition Closing) own a percentage of the then outstanding Voting Equity Interests of Parent that is more than the greater of (A) 35% of the outstanding Voting Equity Interests of Parent and (B) the percentage of such Voting Equity Interests owned, directly or indirectly, beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date of the Acision Acquisition Closing).”
2.3.    The defined term “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (b)(xvi) thereof, (ii) renumbering subsection (b)(xviii) thereof as subsection (b)(xvii) and inserting the word “and” at the end thereof and (iii) adding the following subsection (b)(xviii) after subsection (b)(xvii):
“(b)(xviii)    fees, expenses and costs incurred in connection with the negotiation, execution and delivery of the Acision Acquisition Documents and the Acision Acquisition Closing solely for the fiscal year ending December 31, 2015 and in an aggregate amount not to exceed $10,000,000;”
2.4.    Section 6.01(a) of the Credit Agreement is hereby deleted in its entirety and shall be replaced as set forth below:

“(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of Parent (or within one hundred twenty (120) days after the end of the first fiscal year ending following the Acision Acquisition Closing), a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with IFRS, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity date under the Facilities that is scheduled to occur within one year from the time such report and opinion are delivered), together with a customary management’s discussion and analysis of financial information (but which management’s discussion and analysis, for the avoidance of doubt, may exclude information that is subject to a bona fide third-party confidentiality agreement or attorney/client privilege);”
2.5.    Section 6.01(b) of the Credit Agreement is hereby deleted in its entirety and shall be replaced as set forth below:
“(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Parent (or within seventy-five (75) days after the end of the first fiscal quarter ending following the Acision Acquisition Closing), an unaudited consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related unaudited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Parent and its Subsidiaries in accordance with IFRS, subject only to normal year-end audit adjustments and the absence of footnotes, together with a customary management’s discussion and analysis of financial information (but which management’s discussion and analysis, for the avoidance of doubt, may exclude information that is subject to a bona fide third-party confidentiality agreement or attorney/client privilege); and”
2.6.    Section 7.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (v), (ii) deleting the period at the end of subsection (w) and replacing it with a semi-colon; and (iii) adding the following new subsections (x) and (y) at the end thereto:
“(x)    Investments made in connection with Intercompany Transactions entered into in accordance with Section 7.08(m); and
(y)    Investments made pursuant to Shared Services Agreements.”
2.7.    Section 7.03 of the Credit Agreement is hereby amended by (i) deleting the text of subsections (xxii) and (xxiii) in their entirety and replacing the text of each such subsection with “[reserved]”, (ii) deleting the word “and” at the end of subsection (xxv), (iii) deleting the period at the end of subsection (xxvi) and replacing it with a semi-colon; and (iv) adding the following new subsections (xxvii) and (xxviii) at the end thereto:
“(xxvii)    Indebtedness incurred in connection with Intercompany Transactions that are entered into in accordance with Section 7.08(m); and
(xxviii)    Indebtedness incurred pursuant to Shared Services Agreements.”
2.8.    Section 7.05 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (q) and (ii) adding the following new subsections (s) and (t) at the end thereto:
“(s)    Dispositions made in connection with Intercompany Transactions permitted by Section 7.08(m); and

(t)    Dispositions made pursuant to Shared Services Agreements.”
2.9.    Section 7.06(d)(ii) of the Credit Agreement is hereby deleted in its entirety and shall be replaced as set forth below:
“(ii)    for any taxable period for which the Borrowers and/or any of their respective Subsidiaries are members of a consolidated, combined, unitary, affiliated or similar income tax group of which Parent, Parent Holding Company, Comverse or an Affiliate of Comverse is the common parent (a “Tax Group”), to the extent required to be made in cash by Parent (or to make a dividend, distribution or any other payment to or an Investment in a Parent Holding Company, Comverse or an Affiliate of Comverse to the extent required to be made in cash by such Parent Holding Company, Comverse or Affiliate of Comverse, as applicable), in an amount equal to the portion of any income taxes (and any consolidated, combined, unitary, affiliated or similar franchise or similar taxes imposed in lieu of such income taxes of such Tax Group) due by Parent, such Parent Holding Company, Comverse or an Affiliate of Comverse for such taxable period, that is attributable to the Borrowers and/or their Subsidiaries, provided that Restricted Payments made in cash under this Section 7.06(d)(ii) for any taxable period shall not exceed the amount of such Taxes that the Borrowers and/or their Subsidiaries, as applicable, would have paid had the Borrowers and/or their Subsidiaries, as applicable, been a stand-alone taxpayer (or a stand-alone group);”
2.10.    Section 7.06 of the Credit Agreement is hereby amended by (i) deleting the word “and” from the end of subsection (h); (ii) deleting the period at the end of subsection (i) and replacing it with a semi-colon; and (iii) adding the following new subsections (j), (k) and (l) at the end thereto:
“(j)    Restricted Payments made in connection with Intercompany Transactions that are entered into in accordance with Section 7.08(m);
(k)    Restricted Payments made pursuant to Shared Services Agreements; and

(l)    additional Restricted Payments in an aggregate amount not to exceed the Available Amount at such time; provided, that immediately before and immediately after giving Pro Forma Effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing.”
2.11.    Section 7.08 of the Credit Agreement is hereby deleted in its entirety and shall be replaced as set forth below:
“Transactions with Affiliates.     Enter into any transaction of any kind with any Affiliate of Parent, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties (other than Parent and the U.S. Borrower) and the Subsidiaries of the Dutch Borrower (or any entity that becomes a Subsidiary as a result of such transaction), (b) on fair and reasonable terms substantially as favorable to Parent or such Subsidiary as would be obtainable by Parent or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (c) the Dutch Borrower and the Subsidiaries of the Dutch Borrower may enter into employment and severance or other compensation arrangements with officers and employees in the ordinary course of business or as otherwise approved by the board of directors, board of managers or other equivalent governing body of the Dutch Borrower or Subsidiary and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business or as otherwise approved by the board of directors, board of managers or other equivalent governing body of the Borrowers or Subsidiary, (d) Restricted Payments permitted under Section 7.06 (other than Section 7.06(c)), (e) Investments to the extent permitted under Section 7.02, (f) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not materially adverse, taken as a whole, to the Lenders, (g) transactions between a member of the Group and any Person that is an Affiliate solely due to the fact that a director or manager of such Person is also a director or manager of Parent or any Parent Holding Company; provided, however, that such director or manager abstains from voting as a director of Parent or such Parent Holding Company, as the case may be, on any matter involving such other Person, (h) the issuance of Equity Interests to the Sponsor,

Parent or any Parent Holding Company, or to any director, officer, employee or consultant thereof, (i) any issuance of Equity Interests, or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors or board of managers of any Parent, any Parent Holding Company or the Borrowers, as the case may be, (j) transactions with wholly owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business, (k) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business, (l) customary fees and indemnities may be paid to any directors or managers of Parent, the Borrowers and their Subsidiaries (and, to the extent attributable to the operations or ownership of any member of the Group, of any Parent Holding Company) and reasonable out-of-pocket costs of such Persons may be reimbursed and (m) Intercompany Transactions and Shared Services Agreements, in each case on fair and reasonable terms substantially as favorable to any member of the Group as would be obtainable by such member in a comparable arm’s length transaction with a Person other than an Affiliate.”

SECTION 3.	CONDITIONS PRECEDENT.
The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
3.1.    The Borrower, the Required Lenders and the Agents shall have executed and delivered this Amendment.
3.2.    The Administrative Agent shall have received copies of each of the Borrowers’ Board of Directors (or similar body) authorizing the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby, together with specimen signatures of the persons authorized to execute such documents on the Borrowers’ behalf, all certified in each instance by its secretary or assistant secretary.
3.3.    The Administrative Agent shall have received certified copies of the Acision Acquisition Agreement and all material Acision Acquisition Ancillary Documents. All conditions precedent set forth in the Acision Acquisition Documents shall be satisfied in all material respects or waived, as applicable, and the Acision Acquisition Documents shall not have been amended or otherwise modified, nor any term or provision thereof been waived, in a manner that would (i) materially and adversely affect the Borrowers’ or any Guarantor’s ability to repay its indebtedness, obligations and liabilities to the Lenders under the Loan Documents or the financial condition of Parent, the Borrowers and their Subsidiaries taken as a whole, (ii) grant Bergkamp Cooperatief U.A. the contractual right to terminate its obligations under the Acision Acquisition Agreement (or the contractual right to not consummate the Acision Acquisition pursuant to the Acision Acquisition Agreement) or (iii) extend the Longstop Time (as defined in the Acision Acquisition Agreement) beyond September 14, 2015. The Acision Acquisition Closing shall have occurred substantially concurrently with the effectiveness of this Amendment.
3.4.    No Event of Default shall have occurred and be continuing before or after giving effect to this Amendment.
3.5.    The Borrowers (or any other Person on the Borrower’s behalf) shall have paid to the Administrative Agent, for the ratable benefit of each of the Required Lenders party hereto, an amendment fee (the “Amendment Fee”) in the amount of 100 bps. (1.0%) of each such Required Lender’s aggregate Commitment on the date of the Acision Acquisition Closing. The Amendment Fee shall be fully earned, due and payable on the date of the Acision Acquisition Closing. Once paid, no portion of the Amendment Fee will be refunded or restored to the Borrowers under any circumstances.

SECTION 4.	REPRESENTATIONS AND COVENANTS.
In order to induce the Agents and the Required Lenders to execute and deliver this Amendment, Parent and the Borrowers hereby represent to the Agents and the Required Lenders that, except as otherwise set forth in this Amendment, as of the date hereof the representations and warranties of Parent and the Borrowers contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct as of such date) and that, before or after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement.

SECTION 5.	MISCELLANEOUS.
5.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
5.2.    This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof within a reasonable timeframe thereafter; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.
5.3.    This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Amendment and those of any other Loan Document, the provisions of this Amendment shall control. This Amendment was drafted with the joint participation of the respective parties hereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning hereof. Except as provided in Section 3, this Amendment shall become effective when it shall have been executed by the Agents and when the Agents shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.
5.4.    If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
5.5.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AMENDMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AMENDMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.
5.6.    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF

MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
5.7.    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 5.6. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

5.8.    EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 5.8 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, EACH LOAN PARTY (OTHER THAN THE U.S. BORROWER) PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE U.S. BORROWER (AND THE U.S. BORROWER HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT), AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT. IF FOR ANY REASON THE U.S. BORROWER SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH SUCH LOAN PARTY AGREES TO PROMPTLY DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AMENDMENT.

5.9.    EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
5.10.    When this Agreement shall have become effective in accordance with Section 5.3, it shall thereafter be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and permitted assigns.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES TO FOLLOW]

This Consent, Waiver and First Amendment to Credit Agreement is entered into as of the date first above written.
Fortissimo Holding B.V.

By	: /s/ Karen Griffiths____________________
Name: Karen Griffiths
Title: Director

Acision Finance LLC
By: Acision B.V., its sole member

By	: /s/ Didier Bench_____________________
Name: Didier Bench
Title: Executive Chairman

Acision B.V.

By	: /s/ Didier Bench_____________________
Name: Didier Bench
Title: Executive Chairman

[Signature Page to Consent, Waiver and First Amendment]

ELAVON FINANCIAL SERVICES LIMITED, as Administrative Agent
By: /s/ Christopher Eastlake______________
Name: Christopher Eastlake
Title: Authorised Signatory
By: /s/ Christ Yatoe_____________________
Name: Chris Yatoe
Title: Authorised Signatory

U.S. BANK TRUSTEES LIMITED, as Collateral Agent
By: /s/ Christopher Eastlake______________
Name: Christopher Eastlake
Title: Authorised Signatory
By: /s/ Christ Yatoe_____________________
Name: Chris Yatoe
Title: Authorised Signatory

[Signature Page to Consent, Waiver and First Amendment]

Blue Mountain Credit Alternatives Master Fund L.P., as Lender
By: BlueMountain Capital Management, LLC, Its Investment Advisor

By	: /s/ Ellen Brooks_____________________
Name: Ellen Brooks
Title: Operations Analyst

[Signature Page to Consent, Waiver and First Amendment]

Blue Mountain Long/Short Credit Master Fund L.P., as Lender
By: BlueMountain Capital Management, LLC, Its Investment Advisor

By	: /s/ Ellen Brooks_____________________
Name: Ellen Brooks
Title: Operations Analyst

[Signature Page to Consent, Waiver and First Amendment]

Blue Mountain Guadalupe Peak Fund L.P., as Lender
By: BlueMountain Capital Management, LLC, Its Investment Advisor

By	: /s/ Ellen Brooks_____________________
Name: Ellen Brooks
Title: Operations Analyst

[Signature Page to Consent, Waiver and First Amendment]

Blue Mountain Montenvers Master Fund SCA SICAV-SIF, as Lender
By: BlueMountain Capital Management, LLC, Its Investment Advisor

By	: /s/ Ellen Brooks_____________________
Name: Ellen Brooks
Title: Operations Analyst

[Signature Page to Consent, Waiver and First Amendment]

Blue Mountain Timberline Ltd., as Lender
By: BlueMountain Capital Management, LLC, Its Investment Advisor

By	: /s/ Ellen Brooks_____________________
Name: Ellen Brooks
Title: Operations Analyst

[Signature Page to Consent, Waiver and First Amendment]

Blue Mountain Kicking Horse Fund L.P., as Lender
By: BlueMountain Capital Management, LLC, Its Investment Advisor

By	: /s/ Ellen Brooks_____________________
Name: Ellen Brooks
Title: Operations Analyst

[Signature Page to Consent, Waiver and First Amendment]

Ensign Peak Advisors, Inc

By	: /s/ Michael C. Connors______________
Name: Michael C. Connors
Title: Director

[Signature Page to Consent, Waiver and First Amendment]

FS Global Credit Opportunities Fund
By: GSO Capital Partners LP as Sub-Adviser

By	: /s/ Sean Cort_____________________
Name: Sean Cort
Title: Authorized Signatory

GSO Aiguille des Grands Montets Fund I LP
By: GSO Capital Partners LP as Attorney-in-Fact

By	: /s/ Sean Cort_____________________
Name: Sean Cort
Title: Authorized Signatory

GSO Aiguille des Grands Montets Fund II LP
By: GSO Capital Partners LP as Attorney-in-Fact

By	: /s/ Sean Cort_____________________
Name: Sean Cort
Title: Authorized Signatory

GSO Aiguille des Grands Montets Fund III LP
By: GSO Capital Partners LP as Attorney-in-Fact

By	: /s/ Sean Cort_____________________
Name: Sean Cort
Title: Authorized Signatory

[Signature Page to Consent, Waiver and First Amendment]

FS Investment Corporation III
By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By	: /s/ Sean Cort_____________________
Name: Sean Cort
Title: Authorized Signatory

Juniata River LLC
By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By	: /s/ Sean Cort_____________________
Name: Sean Cort
Title: Authorized Signatory

Green Creek LLC
By: FS Investment Corporation II, as Sole Member
By: GSO Capital Partners LP as Attorney-in-Fact

By	: /s/ Sean Cort_____________________
Name: Sean Cort
Title: Authorized Signatory

Dunlap Funding LLC
By: FS Investment Corporation III, as Sole Member
By: GSO Capital Partners LP as Attorney-in-Fact

By	: /s/ Sean Cort_____________________
Name: Sean Cort
Title: Authorized Signatory

[Signature Page to Consent, Waiver and First Amendment]

JFIN CLO 2012 LTD.

By: Apex Credit Partners LLC, as Portfolio Manager

By	: /s/ Stephen Goetschius___________
Name: Stephen Goetschius
Title: Managing Director

JFIN CLO 2013 LTD.

By: Apex Credit Partners LLC, as Portfolio Manager

By	: /s/ Stephen Goetschius___________
Name: Stephen Goetschius
Title: Managing Director

JFIN CLO 2014 LTD.

By: Apex Credit Partners LLC, as Portfolio Manager

By	: /s/ Stephen Goetschius___________
Name: Stephen Goetschius
Title: Managing Director

JFIN CLO 2014-II LTD.

By: Apex Credit Partners LLC, as Portfolio Manager

By	: /s/ Stephen Goetschius___________
Name: Stephen Goetschius
Title: Managing Director

[Signature Page to Consent, Waiver and First Amendment]

JFIN MM CLO 2014 LTD.

By: Apex Credit Partners LLC, as Portfolio Manager

By	: /s/ Stephen Goetschius___________
Name: Stephen Goetschius
Title: Managing Director

JFIN FUND III LLC

By: Jeffries Finance LLC, as Collateral Manager

By	: /s/ Paul McDonnell_____________
Name: Paul McDonnell
Title: Managing Director

[Signature Page to Consent, Waiver and First Amendment]

NEWSTAR COMMERCIAL LOAN FUNDING 2012-2 LLC, as a Lender
By: NewStar Financial, Inc., its Designated Manager

By	: /s/ Jeffrey R. Greene______________
Name: Jeffrey R. Greene
Title: Managing Director

NEWSTAR COMMERCIAL LOAN FUNDING 2013-1 LLC, as a Lender
By: NewStar Financial, Inc., its Designated Manager

By	: /s/ Jeffrey R. Greene______________
Name: Jeffrey R. Greene
Title: Managing Director

NEWSTAR ARLINGTON SENIOR LOAN PROGRAM LLC, as a Lender
By: NewStar Financial, Inc., its Designated Manager

By	: /s/ Jeffrey R. Greene______________
Name: Jeffrey R. Greene
Title: Managing Director

NEWSTAR CLARENDON FUND CLO LLC, as a Lender
By: NewStar Financial, Inc., its Designated Manager

By	: /s/ Jeffrey R. Greene______________
Name: Jeffrey R. Greene
Title: Managing Director

[Signature Page to Consent, Waiver and First Amendment]